SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the registrant [X]
Filed by a party other than the registrant [_]

[X]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                      U.S. Automotive Manufacturing, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

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          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
          (5)  Total Fee Paid:

--------------------------------------------------------------------------------

     [_]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

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          (2)  Form, Schedule or Registration Statement No.:

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          (3)  Filing party:

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          (4)  Date filed:

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




                [U.S. Automotive Manufacturing, Inc. Letterhead]


                                  June 26, 2000


Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Wednesday, August 16, 2000 at 10:00 A.M., local time, at 711 Fifth Avenue, 11th Floor, New York, New York 10022.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Securities Transfer Corporation, in writing, at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

     Please take special note of stockholders Proposal III. As outlined therein, your vote is being solicited to authorize the Board of Directors to increase the authorized shares of the Company's common stock. This action is necessitated by the pending conversion or redemption of approximately $2,019,000 principal amount together with interest thereon of outstanding 8% Redeemable Convertible Debentures of the Company for shares of common stock of the Company as well as the potential conversion of the Affiliated Notes (as described herein) into shares of common stock of the Company. Failure to approve such proposal could result in the Company having an insufficient number of authorized but unissued shares of common stock available should the foregoing conversions and or redemption occur, as well as for other corporate purposes including, without limitation, potential financings, acquisitions and employee stock option and benefit plans. Approval of the increase requires approval by holders of over 50% of our outstanding common stock (not just a majority of those voting). The Board of Directors reserves the right, irrespective of authority granted by stockholders pursuant to an affirmative vote in favor of Proposal III, to refrain from filing an amendment to its Articles of Incorporation recording an increase in authorized shares, if, in its sole discretion, it determines that an increase and, consequently, such filing is not in the best interest of the Company.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                                     Cordially,

                                                     /s/
                                                     ---------------------
                                                     John W. Kohut
                                                     Chairman of the Board

                       U.S. AUTOMOTIVE MANUFACTURING, INC.
                            Route 627, Airport Drive
                             Tappahannock, VA 22560

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 16, 2000

                              --------------------


To the Stockholders of U.S. AUTOMOTIVE MANUFACTURING, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of U.S. Automotive Manufacturing, Inc. (the "Company") will be held on Wednesday, August 16, 2000, at 10:00 A.M., local time, at 711 Fifth Avenue, 11th Floor, New York, New York 10022 for the following purposes:

1. To elect four (4) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2. To consider and vote upon authorization for the Company to reserve, make available for issuance and issue shares of common stock, par value $.01 of the Company ("Common Stock"), in excess of the Maximum Conversion Allotment, as set forth in the 8% Redeemable Convertible Debentures, upon either: (i) conversion of the debentures by the holders thereof, or (ii) redemption by the Company, in lieu of cash, of the principal amount of outstanding debentures together with accrued but unpaid interest thereon.

3. To consider and vote upon a proposal to authorize the Board of Directors, at any time through March 31, 2001, to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 5,000,000 shares to an amount to be determined by the Board not to exceed a maximum of 100,000,000 shares; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on Friday, June 23, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.



                                             By Order of the Board of Directors,


                                             /s/
                                             ----------------------------------
                                             John W. Kohut
                                             Chairman of the Board
June 26, 2000

                          PRELIMINARY PROXY STATEMENT

                       U.S. AUTOMOTIVE MANUFACTURING, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 16, 2000


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. AUTOMOTIVE MANUFACTURING, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, August 16, 2000, including any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about June 26, 2000.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                            Route 627, Airport Drive
                             Tappahannock, VA 22560
                          Telephone No.: (800) 446-3032


                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on Friday, June 23, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 1,329,492 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.


                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is present if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or by proxy at the Annual Meeting. The proposal to amend the Company's Certificate of Incorporation will be approved upon receiving the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. It is currently anticipated that votes will be counted and certified by an Inspector of Election who is currently expected to be an employee of the Company or its legal counsel. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Because of the requirement for an absolute majority of the outstanding Common Stock to approve the proposed amendment to the Certificate of Incorporation, broker non-votes will also have the same effect as a vote "against" the proposed amendment to the Certificate of Incorporation. Broker non-votes will, however, have no legal effect on the vote on any other particular matter which requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

     The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                              ELECTION OF DIRECTORS

     At this year's Annual Meeting, four (4) directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in the year 2001. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a Proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the Proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he or she will be available to serve.

     Name                                 Position
     ----                                 --------

     John W. Kohut               Chairman of the Board, Director(1)

     Martin Chevalier            Chief Executive Officer, President and Director

     Jerry W. Perry              Director

     Mandel Sherman              Director(1)

------------------------

(1)  Member, Audit Committee

     John W. Kohut, 53, has been a director of the Company since August 1997 and has served as the Chairman of the Board of the Company since Quality Automotive Company ("Quality") was acquired by the Company, by merger, on August 29, 1997 (the "Merger"). Mr. Kohut also has served, since August 1997, as the principal financial officer of the Company. Prior to the Merger, he was a substantial equity owner in Quality. Since January 1991 Mr. Kohut has served as President of RamKo Venture Management, Inc. ("RamKo"), an investment banking and consulting firm. He currently continues to serve in such capacity. The Company has engaged RamKo as a consultant to the Company since December 1996.

     Martin Chevalier, 54, has been a director of the Company since August 1997 and has served as President and Chief Executive Officer of the Company since the Merger. He also has served as President of Quality since December 1988. Prior to the Merger, he was also a principal equity owner of Quality.

     Jerry W. Perry, has been a director of the Company since September 1999. Mr. Perry has been Executive Vice President and Chief Operating Officer of the Company since August 1999. From June 1992 to August 1999, Mr. Perry served as Vice President-Operations of Quality Automotive Company. Prior to joining
Quality, Mr. Perry was General Manager for Akebono America, a manufacturer of brake parts.

     Mandel Sherman, 61, has been a director of the Company since July, 1996. Mr. Sherman has also provided consulting services to the Company through Baroque Investments, Inc., a consulting firm engaged in December 1995 by the Company which terminated on January 31, 1999. Since 1983, Mr. Sherman has served as an investor and manager in a variety of privately-held real estate ventures and more recently, investment firms and companies, including, without limitation, First Providence Financial Association Inc., a member of NASD. Since 1996, he has served as President and principal stockholder of Miss Sloan Capital Ltd., an investment company and General Partner of Elmgrove Associates II, L.P. ("Elmgrove"), which partnership is a principal stockholder of the Company. In the past, Mr. Sherman served as an executive officer in both public and private companies engaged in the precious metals industry. He has also served as President of Westbury Alloys, LLC, and Manager of Wingate Financial Associates, LLC since 1996.

     All directors of the Company hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

Resignation of Director

     Effective May 8, 2000, David Love submitted his resignation from the Board of Directors, which was accepted by resolution adopted by the Board at a special meeting on May 9, 2000.

Committees of the Board of Directors

     In August 1997, the Company established an Audit Committee which is currently comprised of Messrs. Kohut and Sherman. The Audit Committee, among other things, makes recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement.

     The Company does not have standing compensation or nomination committees or other committees performing similar functions.

     During the fiscal year ended December 31, 1999, the Board of Directors held 12 meetings which were attended by all of the directors. The Board also took various actions by unanimous written consent in lieu of a meeting. During the fiscal year ended December 31, 1999, the Audit Committee of the Board of Directors held [three] meetings which were attended by all of the members of the Audit Committee. The Audit Committee also took various actions by unanimous written consent in lieu of a meeting.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms received by the Company, the Company believes that, during the year ended December 31, 1999, all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with, except that (i) a Form 3 for August 1999 covering one officer of the Company elected to an executive office of the Company during that month, was not timely filed; (ii) a Form 4 for March 1999 covering four directors in connection with options granted and shares of Common Stock issued during that month, was not timely filed; (iii) a Form 4 for June 1999 covering four directors in connection with options granted and shares of Common Stock issued during that month, was not timely filed; and (iv) a Form 4 for December 1999 covering two directors in connection with shares of Common Stock issued during that month, was not timely filed.

Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES STATED ABOVE.

                             EXECUTIVE COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 1999, 1998 and 1997 the compensation of the Company's Chief Executive Officer (the "Named Executive"). No other executive officer of the Company received aggregate compensation in excess of $100,000 during the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation            Long-Term Compensation

                                                                                 Securities      All Other
                         Principal      Fiscal                                   Underlying       Compen
Name                     Position        Year      Salary($)       Bonus($)      Options (#)      sation
----                     --------        ----      ---------       --------      -----------      ------

Martin Chevalier     President and
                     Chief Executive      1999      $225,000           0            3,600          16,440
                     Officer
                                          1998      $225,000           0            6,666          21,900

                                          1997        75,000(1)        0                0            --


----------

(1) Based on four months employment at an annual rate of $225,000. Mr. Chevalier was employed by the Company effective August 29, 1997, following the Merger.




     The following table sets forth information concerning stock options granted in the year ended December 31, 1999 to the Named Executive:

              Options Grants in Fiscal Year Ended December 31, 1999

                              Individual Grants
                         -------------------------------

                         Number of
                        Securities      Percent of Total
                        Underlying       Options Granted    Exercise
                           Options       to Employees in       Price  Expiration
Name                   Granted (#)       Fiscal Year (%)      ($/Sh)  Date
----                   -----------       ---------------      ------  ----

Martin Chevalier          1,800(1)                  4.6%       $1.06  3/31/2009
                          1,800(1)                  4.6%        2.25  6/30/2009

----------

(1) Represents options granted under the Company's 1992 Stock Option Plan. These options vested in full and were immediately exercisable upon the date of grant.

     The following table sets forth information concerning the value of options exercised during the year ended December 31, 1999 and the value of unexercised stock options held by the Named Executive as of December 31, 1999. No options were exercised by the Named Executive during the fiscal year ended December 31,1999:

                             Aggregated Option Exercises and Year End Values

                                             Number of Securities
                                                Underlying                     Value of Unexercised
                                            Unexercised Options                 In-the-Money Options
                         Shares            at December 31, 1999(#)             At December 31, 1999($)*
                        Acquired           ----------------------              ----------------------
                           on
Name                  Exercise(#)          Exercisable     Unexercisable     Exercisable      Unexercisable
----                  -----------          -----------     -------------     -----------       ------------

Martin Chevalier           0                  6,266(1)             4,000         --                --

----------

* Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the Common Stock, which was $0.87 on December 31, 1999.

(1) Includes (i) 2,666 shares underlying options granted under the Company's 1998 Stock Option Plan and (ii) 3,600 shares underlying options granted under the Company's 1992 Stock Option Plan.

Employment and Consulting Agreements

     The Company has entered into a three-year employment agreement dated August 29, 1997, with Martin Chevalier, whereby Mr. Chevalier serves as President and Chief Executive Officer of each of the Company and Quality. The employment agreement provides for an annual base compensation of $225,000 plus annual bonuses of (i) five percent (5%) of the first $1,000,000 in audited pre-tax consolidated profits of the Company and Quality and (ii) ten percent (10%) of audited pre-tax consolidated profits of the Company and Quality in excess of $1,000,000 but not to exceed $500,000 in any given year. The employment agreement provides for Mr. Chevalier's employment on a full-time basis and contains a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the employment agreement and for a period of two years thereafter. Mr. Chevalier's employment under the employment agreement may be terminated for "cause" by the Company or Quality.

     The Company has entered into a three-year consulting agreement, commencing August 29, 1997, with RamKo, of which Mr. Kohut is the President, pursuant to which RamKo has agreed to provide general business and financial advice to the Company. The agreement provides for quarterly payments of $45,000 plus reasonable and necessary expenses. The agreement also provides that services rendered by RamKo shall not exceed twenty-five (25) days in any given calendar quarter (otherwise, the Company is liable to RamKo for an additional charge). In addition, RamKo and its directors, stockholders, agents, officers and employees have agreed not to perform services or engage in any business deemed to be in competition with the Company. The agreement may be terminated for "cause" by the Company.

     The Company had entered into a consulting agreement, which terminated January 31, 1999, with Baroque Investments Inc. ("Baroque"), of which Mr. Sherman is the President, pursuant to which Baroque had agreed to provide overall strategic advice and planning in connection with the acquisition and/or development of complementary products and businesses and the finances of the Company. The agreement provided for an annual rate of $60,000, payable in monthly installments of $5,000, plus reasonable and necessary expenses.

Director Fees and Other Remuneration

     All directors receive a director's fee of $25,000 per annum in connection with their participation on the Board of Directors; provided, however, that each director is deemed to have waived such fee, or portion thereof during that year, to the extent that during such year such director otherwise receives compensation from the Company for services rendered in excess of such aggregate fee. Mr. Love received the $25,000 annual director's fee and Mr. Sherman, effective with the expiration of the Baroque consulting contract on January 31, 1999, likewise received the annual director's fee.

     The Company issued or authorized for issuance, shares of common stock to certain directors of the Company during the year ended December 31, 1999 and the quarter ended March 31, 2000, as follows: (i) on March 31, 1999, 22,734 and 11,759 shares, respectively, to Messrs. Sherman and Love; (ii) on June 30, 1999, 2,777 shares to each of Messrs. Sherman and Love, (iii) on December 31, 1999,
11,590 shares to each of Messrs. Sherman and Love, and (iv) on March 31, 2000, 4,166 shares to each of Messrs. Sherman and Love. The issuances were made and are to be made in lieu of payment of accrued directors' fees and the number of shares of Common Stock issued and to be issued to each director as of each such date was determined by dividing the amount of accrued and unpaid directors' fees owed to each director by the closing price per share of the Company's Common Stock on the Nasdaq SmallCap market on or about the date of issuance or authorization for issuance.

     During each of fiscal 1998 and 1999, the Company paid to RamKo, of which Mr. Kohut is the President, the sum of $180,000, pursuant to the Company's consulting agreement with RamKo.

Stock Option Plans

1992 Stock Option Plan

     On March 13, 1992, the Company's Board of Directors and stockholders approved the Company's 1992 Employee Stock Option Plan (the "1992 Plan"). Under the 1992 Plan, in the discretion of the Compensation Committee of the Board of Directors, options may be granted to key employees (including officers) of the Company and its subsidiaries for the purchase of shares of the Company's common stock. The Company is authorized to issue up to 4,000 options under the 1992 Plan. The 1992 Plan terminates in March 2002.

     As of December 31, 1999, options to purchase an aggregate of 3,943 shares under the 1992 Plan have been granted at exercise prices ranging from $1.06 per share to $2.25 per share. Of such options, 3,600 options have been granted to an officer and director of the Company.

1998 Stock Option Plan

     On June 30, 1998, the Company's Board of Directors and stockholders approved the 1998 Employee Stock Option Plan (the "1998 Plan"), pursuant to which 66,666 shares of Common Stock were reserved for issuance upon exercise of options eligible for grant under the 1998 Plan. Unless sooner terminated, the 1998 plan will expire at the close of business on January 13, 2008.

     Any person, including, but not limited to, employees, directors, independent agents, consultants and attorneys believed by the Board of Directors, or if applicable, a Stock Option Committee, to have contributed to the success of the Company, are eligible to be granted non-qualified stock options under the 1998 Plan. Incentive stock options as defined in Section 422 of the Code may be granted only to employees of the Company or any subsidiary of the Company. Under the 1998 Plan the maximum number of shares that may be covered by stock options granted hereby to any person for the duration of the Plan is 13,333 shares.

     Incentive stock options granted pursuant to the 1998 Plan are nontransferable by the optionee during his or her lifetime. All options granted under the 1998 Plan, will, unless a shorter term is established by the Board of Directors or the Committee, if applicable, expire if not exercised within ten years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company immediately before the grant ("10% Stockholder")), and under certain circumstances set forth in the 1998 Plan, may be exercised within 3 months following termination of employment (one year in the event of death of the optionee).

Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Board of Directors or the Committee. The exercise price of an Incentive Stock Option will not be less than the fair market value of the shares underlying the Incentive Stock Option on the date the Incentive Stock Option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value. The Company may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee's employer corporation and its "parent" and "subsidiary" corporations, as those terms are defined in
Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

     As of December 31,1999, options to purchase up to an aggregate of 51,231 shares of Common Stock were outstanding under the 1998 Plan, at exercise prices ranging from $1.06 per share to $14.53 per share. Of such options, (i) an aggregate of 20,331 options have been granted to officers and directors at an exercise price of $14.53 per share, (ii) an aggregate of 8,800 options have been granted to officers and directors at an exercise price of $1.06 per share, and
(iii) an aggregate of 4,800 options have been granted to officers and directors at an exercise price of $2.25 per share. Such options become exercisable at various dates and expire at the end of not more than ten (10) years from the date of the grant or within sixty days of termination of employment with the Company, which ever is earlier. For purposes of such options, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, the full number of shares of Common Stock issuable upon the exercise of the options.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of the Record Date, the number of shares of the Company's outstanding Common Stock beneficially owned by (i) each director of the Company; (ii) each person who is known by the Company to beneficially own 5% or more of the outstanding Common Stock; (iii) the Named Executive; and (iv) all of the Company's directors and executive officers as a group (based on information furnished by such persons). Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.


                                                                       Beneficial
Name and Address of Beneficial           Amount and Nature of           Percent
Owner (1)                                Beneficial Ownership(2)
-------------------------------          ----------------------       ---------------
Elmgrove Associates II., L.P.(3)                135,166(4)                   9.6%

Mandel Sherman(5)                               184,132(4)(6)               12.9%

Martin Chevalier                                 79,758(7)                   6.0%

John W. Kohut                                    55,344(8)                   4.1%

Jerry W. Perry                                    6,500(9)                     *

All executive officers and directors            325,734(10)                 22.6%
as a group (4persons)

----------
*    less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner of more than 5% of the Common Stock is c/o the Company.

(2) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Elmgrove's address is 210 Dartmouth, Pawtucket, RI 02860. Mandel Sherman, a director of the Company, is President of the General Partner of Elmgrove.

(4) Includes (i) 85,166 shares of Common Stock issuable upon exercise of currently exercisable warrants, and (ii) 50,000 shares of Common Stock held by Elmgrove which are subject to a lock-up agreement, dated August 29, 1997, whereby Elmgrove has agreed to certain volume restrictions and limitations on the sale of these shares over a 5 year period.

(5) Mr. Sherman's address is c/o Elmgrove Associates II, L.P. at 210 Dartmouth, Pawtucket, RI 02860.

(6)  Includes  (i)  41,267  shares of  Common  Stock  beneficially  owned by Mr.
     Sherman, (ii) 1,866 shares of Common Stock issuable upon exercise of currently exercisable options, (iii) 5,833 shares of Common Stock issuable upon exercise of currently exercisable warrants, and (iv) 135,166 shares beneficially owned by Elmgrove Associates II, L.P., for which Mr. Sherman may also be deemed to be the beneficial owner by virtue of his position as President of the General Partner of Elmgrove. Does not include 2,800 shares of Common Stock underlying issued and outstanding options which are not currently exercisable.

(7) Includes (i) 73,492 shares of Common Stock beneficially owned by Mr. Chevalier, and (ii) 6,266 shares of Common Stock issuable upon exercise of currently exercisable options. Except for the aforementioned option shares, all of the shares are subject to a lock-up agreement, dated August 29, 1997, restricting the sale of shares over a 5 year period. Does not include 4,000 shares of Common Stock underlying issued and outstanding options which are not currently exercisable.

(8) Includes (i) 49,078 shares of Common Stock beneficially owned by Mr. Kohut, and (ii) 6,266 shares of Common Stock issuable upon exercise of currently exercisable options. Except for the aforementioned option shares, all of the shares are subject to a lock-up agreement, dated August 29, 1997, restricting the sale of shares over a 5 year period. Does not include 4,000 shares of Common Stock underlying issued and outstanding options which are not currently exercisable.

(9) Includes 6,500 shares of Common Stock issuable upon exercise of currently exercisable options. Does not include 3,500 shares underlying issued and outstanding options which are not currently exercisable.

(10) Includes and aggregate of 111,897 shares of Common Stock issuable upon exercise of currently exercisable options and warrants. Does not include an aggregate of 14,300 shares of Common Stock underlying issued and outstanding options which are not currently exercisable.

                 Certain Relationships and Related Transactions

     In 1995, the Company entered into a consulting agreement, which terminated on January 31, 1999, with Baroque Investments Inc. ("Baroque"), of which Mr. Sherman (a director of the Company) is the President. Such consulting agreement provided for Baroque to render overall strategic advice and planning in connection with the acquisition and/or development of complementary products and businesses and the finances of the Company. The agreement provided for an annual rate of $60,000, payable in monthly installments of $5,000, plus reasonable and necessary expenses.

     On August 29, 1997, a wholly-owned subsidiary of the Company acquired, by merger, Quality Automotive Company and its two subsidiaries from the stockholders of Quality Automotive Company (the "Merger"). In connection with the consummation of the Merger each of Messrs. Chevalier and Kohut, as stockholders of Quality Automotive Company, received promissory notes from the Company, in the amounts of $2,697,841.73 and $1,802,158.27, respectively, as well as 73,492 and 49,078 shares of Common Stock, respectively. Such notes bear interest at a rate of 8% per annum, payable quarterly commencing August 1, 1998, and are payable in full on

October 31, 2002. Such notes are the direct obligation of Quality and are guaranteed by U.S. Automotive, which also pledged all of its stock in Quality as additional collateral. Mr. Kohut currently serves as a director and principal financial officer of the Company and Mr. Chevalier serves as a director and President of the Company. The holders of the notes have agreed to subordinate their rights under the notes to the rights of the lenders under the IBJ Credit Facility.

     On August 29, 1997, the Company entered into a three-year consulting agreement with RamKo, of which Mr. Kohut (a director and Chairman of the Board of the Company) is the President. The consulting agreement provides for quarterly payments to RamKo of $45,000 plus reasonable and necessary expenses. The consulting agreement also provides that RamKo and its directors, stockholders, agents, officers and employees shall not perform services or engage in any business deemed to be in competition with the Company. The agreement may be terminated for "cause" by the Company.

     On February 27, 1998, the Company sold debt and equity securities to Elmgrove and David Love, an affiliate and a director of the Company, respectively. The sale was made pursuant to a private placement consisting of two (2) unsecured non-negotiable promissory notes in the aggregate principal amount of $400,000, bearing interest at the rate of 10.5% per annum, and warrants to purchase up to an aggregate of 6,666 shares of the Common Stock, maturing in February 2003, at a conversion price equal to the greater of $30.00 per share or the last sales price of the Common Stock as reported on NASDAQ SmallCap Market for the trading date immediately preceding the exercise date, subject to adjustment in certain conditions. The net proceeds to the Company were approximately $370,000. The warrants are redeemable by the Company, upon notice of not less than 30 days at a price of $0.75 per warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day of which the Company gives notice of redemption has been at least 150% of the then effective exercise price of the warrants. The holders of the Warrants shall have the right to exercise them until the close of business on the date fixed for redemption. The exercise price and number of shares of Common Stock or other securities issuable on exercise of the warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. On each of July 23, 1998 and February 28, 1999, the Company paid in full the outstanding balances and accrued interest thereon, with respect to the promissory notes to David Love and Elmgrove, respectively.

     The Company issued or authorized for issuance, shares of common stock to certain directors of the Company during the year ended December 31, 1999 and the quarter ended March 31, 2000, as follows: (i) on March 31, 1999, 22,734 and 11,759 shares, respectively, to Messrs. Sherman and Love; (ii) on June 30, 1999, 2,777 shares to each of Messrs. Sherman and Love, (iii) on December 31, 1999,
11,590 shares to each of Messrs. Sherman and Love, and (iv) on March 31, 2000, 4,166 shares to each of Messrs. Sherman and Love. The issuances were made and are to be made in lieu of payment of accrued directors' fees and the number of shares issued and to be issued to each director as of each such date was determined by dividing the amount of accrued and unpaid directors' fees owed to each director by the closing price per share of the Company's Common Stock on the Nasdaq SmallCap market on or about the date of issuance or authorization for issuance.

                                   PROPOSAL II

     AUTHORIZATION FOR COMPANY TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF
       THE "MAXIMUM CONVERSION ALLOTMENT" AS SET FORTH IN THE COMPANY'S 8%
       REDEEMABLE CONVERTIBLE DEBENTURES ("REG S DEBENTURES") PURSUANT TO
        EITHER (i) CONVERSION BY HOLDERS OF OUTSTANDING REG S DEBENTURES
         OF THE OUTSTANDING PRINCIPAL AND INTEREST ACCRUED THEREON INTO
          SHARES OF COMMON STOCK OF THE COMPANY, OR (ii) REDEMPTION BY
            THE COMPANY, IN LIEU OF CASH, OF THE PRINCIPAL AMOUNT OF
                   OUTSTANDING REG S DEBENTURES TOGETHER WITH
                       ACCRUED BUT UNPAID INTEREST THEREON

General

     The Board of Directors of the Company has unanimously adopted a resolution declaring the advisability of, and submits to the stockholders for approval, a proposal to authorize the Company to issue, from time to time, as needed, from its authorized but unissued share capital, shares of Common Stock in excess of the "Maximum Conversion Share Allotment" as set forth in the 8% Redeemable
Convertible Debentures ("Reg S Debenture") and described herein below, in connection with either: (i) receipt by the Company of notice of conversion by holders of outstanding Reg S Debentures of all or a portion of the outstanding principal amount together with accrued but unpaid interest, into shares of Common Stock of the Company, or (ii) redemption by the Company, in lieu of cash, of the principal amount of outstanding Reg S Debentures together with accrued but unpaid interest thereon. The proposal may be abandoned by the Board of Directors at any time before the Annual Meeting. Subsequent to the date on which such authorization is given, the Board of Directors may determine, in its discretion, not to issue such shares of Common Stock.

Reg S Debentures

     In June 1998, the Company obtained financing through the sale of Reg S Debentures, in the aggregate principal amount of $2,250,000. The Reg S Debentures represent unsecured obligations of the Company and outstanding Reg S Debentures must be converted into shares (the "Conversion Shares") of the Company's Common Stock at the Maturity Date (December 31, 2000) unless they have been converted earlier, at the option of the holder. The conversion price of the Reg S Debentures will be equal to 80% of the average closing bid price of the shares of Common Stock as quoted on the Nasdaq SmallCap Market for the five (5) trading days immediately preceding the date of conversion (the "Conversion Rate"). Notwithstanding the foregoing, the Company is not obligated to, but with an affirmative vote of the Board of Directors can, issue more than 209,660 Conversion Shares (the "Maximum Conversion Share Allotment") without obtaining approval of its stockholders.

     As of March 31, 2000 an aggregate of $229,204 principal amount of Reg S Debentures plus accrued but unpaid interest thereon of $41,035 had been converted into 206,324 shares of the Company's Common Stock at an average conversion price of $1.265 per share.

     The Reg S Debentures provided for interest at 8% per annum (subject to increase under certain circumstances), payable upon conversion or redemption of the Reg S Debentures, in cash or shares of Common Stock, at the option of the Company. The interest rate increased to 20% per annum for the period commencing January 1, 1999 since the underlying Conversion Shares were not covered by a registration statement filed with the SEC. At such time as the underlying shares are tradable, without regard to registration, the interest rate will revert to the 8% per annum.

     On May 3, 2000, the holders of outstanding Reg S Debentures each delivered a conversion notice to the Company requesting the conversion of an aggregate principal amount of $90,000 and accrued but unpaid interest thereon into approximately 192,948 shares of the Company's Common Stock at an average conversion price, pursuant to the Conversion Rate of $.61 per share. The Company issued an aggregate of 3,336 shares to the converting holders on a pro-rata basis of 1,112 to each such holder. Such shares in the aggregate, represented the remaining shares available for issuance by the Company under the Maximum Conversion Allotment. The Company has notified the holders of the Reg S Debentures that the Company has, contemporaneously with the issuance of the 3,336 shares, reached the Maximum Conversion Allotment and that any further issuances of share of common stock by the Company, pursuant to notices to convert, would require the prior authorization of the stockholders.

     As a result of the notices of conversion noted immediately above, the interest rate on the Reg S Debentures has, effective as of the issuance of the Maximum Conversion Allotment, increased to 25% per annum with respect to the outstanding and unconverted aggregate principal amount Reg S Debentures. At May 2, 2000, an aggregate of approximately $2,019,000 of principal together with approximately $622,000 of accrued and unpaid interest was outstanding.

Redemption of Reg S Debentures

     The Company may redeem the Reg S Debentures at any time, upon three days notice for redemption (a "Redemption Notice"), at a redemption price equal 100% of the principal amount of, plus accrued interest on, the Reg S Debentures. In addition, if the Company redeems the Reg S Debentures for cash any time after the Company has issued the Maximum Conversion Share Allotment, the Company has also agreed to issue to the holders of the Reg S Debentures to be redeemed a number of warrants (the "Redemption Warrants") equal to one-half of the principal amount of Reg S Debentures to be redeemed. If issued, the Redemption Warrants will be exercisable for a period of five years from the date of issuance at an exercise price equal to either (i) the greater of (A) $15.00 per share; (B) 115% of the average of the closing bid price of the Common Stock for the five trading days immediately preceding the Redemption Date or (ii) in the event that an exercise price under alternative (i) is determined by Nasdaq to be an issuance below the then current market price within the meaning of NASD Rule 4310(c)(25)(H) (or any successor rule), the exercise price will be equal to the closing bid price of the Common Stock on June 30, 1998 and the number of Warrant Shares issuable will be subject to adjustment as provided in the Redemption Warrant. The Redemption Warrants, if any, will be redeemable by the Company upon notice of not less than 30 days, at a price of $.05 per Redemption Warrant but only to the extent that the shares of Common Stock underlying the Redemption Warrants are transferable either pursuant to an effective registration statement or pursuant to Rule 144 of the Act and the closing bid price of the Common Stock on all 15 trading days ending on the day on which the Company gives notice has been at least 150% of the then effective exercise price of the Redemption Warrants. If issued, the Redemption Warrants will be exercisable either on a cash or "cashless" basis and the holders will have certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Redemption Warrants.

     The outstanding principal amount of Reg S Debentures represents a significant burden on the Company's ability to obtain additional financing. Moreover, as a result of the recent issuance by the Company of Conversion Shares equaling the Maximum Conversion Allotment, the effective interest rate on the outstanding principal amount of Reg S Debentures is 25%. The Company does not have the cash reserves necessary to effectuate a cash redemption of the Reg S Debentures and does not anticipate having such reserves available prior to the Maturity Date of the Reg S Debentures. Authorization by stockholders for the Company to reserve and, if warranted, issue from its authorized share capital such number of shares as would be necessary to redeem the outstanding Reg S Debentures, in lieu of cash, would (a) provide the Company with flexibility in connection with negotiations with third parties for financing, and (b) reduce the effective interest rate upon outstanding principal amount of Reg S Debentures from 25% to 8%.

Convertible Notes of Affiliated Persons

     Two current officers and directors of the Company hold promissory notes from the Company (the "Affiliated Notes"), issued by the Company in connection with the Merger with Quality Automotive Products, aggregating approximately $4,500,000 in principal together with approximately $1,020,000 of accrued and unpaid interest as of June, 2000. The Affiliated Notes are convertible by the holders thereof, at their option, at a conversion rate substantially similar to the Conversion Rate set forth in the Debentures, at any time after the Company issues shares to holders of the Reg S Debentures in excess of the Maximum Conversion Allotment. As of May 16, 2000, giving effect to a conversion rate of $.5952 (representing the 5-day average closing bid price of the Company's common stock as reported on the Nasdaq SmallCap Market) the Company would be required to issue approximately 9,275,000 shares if the holders of the Affiliated Notes determined to convert the entire portion of principal and interest outstanding under such notes.

Dilution to Stockholders

     If the Company were to issue shares upon conversion or redemption of all or a significant portion of the outstanding principal and accrued and unpaid interest of the Reg S Debentures, the existing stockholders may experience substantial dilution to the value of their shares in the Company. Furthermore, the issuance of such shares would trigger the option with the holders of the Affiliated Notes to convert all or a portion of such notes, further diluting the value of the shares held by existing stockholders. As of May 16, 2000, giving effect to the Conversion Rate described above, if the holders of the Reg S Debentures were to convert or the Company were to redeem, in lieu of cash, all of the outstanding principal and accrued but unpaid interest thereon, the Company would be required to issue approximately 4,061,000 shares to such holders. Moreover, if the closing bid price of the Company's common stock as quoted on the Nasdaq Stock Market were to fall, the number of shares issuable by the Company in connection with a conversion or redemption of the outstanding principal and interest on the Reg S Debentures would increase, resulting in further dilution to the existing stockholders of the Company.

Nasdaq Requirements

     Pursuant to Rule 4460(i)(1)(D) of the Nasdaq Stock Market, Inc. ("Rule 4460(i)(1)(D)"), the Company is required to obtain stockholder approval in connection with any transaction other than a public offering, which involves the issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) at a price below market value which equals 20% or more of the Common Stock of the Company outstanding before the issuance of such securities. The amount of shares underlying the Reg S Debentures, calculated as Maximum Conversion Allotment at the time the Company entered into the transaction in which it sold the Reg S Debentures, was less than 20% of the shares then outstanding on the date of such transaction. The shares of common stock of the Company to be issued in excess of the Maximum Conversion Allotment pursuant to a conversion and/or redemption of the Reg S Debentures, while subject to a conversion factor calculated upon the market price of the Company's common stock, will exceed such 20% limitation.

     Accordingly, stockholder approval of this Proposal II will be deemed as a ratification and confirmation of the shares issuable in excess of the Maximum Conversion Allotment and, therefore not conflict with Rule 4460(i)(1)(D). Absent stockholder approval, issuance of shares beyond the Maximum Conversion Allotment could possibly result in the removal of the Company's Common Stock from inclusion on the Nasdaq SmallCap Market.

     Irrespective of the foregoing, in May 2000 the Company was notified by Nasdaq that, among other things, the Company was not in compliance with the new net tangible asset/market capitalization/net income requirements for continued listing on the Nasdaq SmallCap Market. If the Company's response to such notice is not accepted by Nasdaq, Nasdaq may commence delisting proceedings against the Company.

Event of Default

     Pursuant to the terms of the Reg S Debentures, if the Company is unable to obtain stockholder authorization for the issuance of shares in excess of the Maximum Conversion Allotment at the Annual Meeting to which this proxy statement relates, or within four (4) months of such Annual Meeting, an event of default will have occurred giving the holders of the Reg S Debenture the right to accelerate the repayment of the Reg S Debentures at the rate of 125% of the principal and interest then outstanding. As noted above, the Company does not have the cash reserves available to repay the outstanding principal and accrued but unpaid interest on the Reg S Debentures nor has it been able to raise financing to enable it to repay the outstanding principal and interest on the Reg S Debentures and the Company does not contemplate that it will be able to obtain financing to repay the Reg S Debentures prior to their Maturity Date.

     Although the conversion and/or redemption (with shares in lieu of cash) of the outstanding principal and accrued but unpaid interest on the Reg S Debentures may result in substantial dilution to the value of shares held by existing stockholders of the Company, the Board of Directors believes that authorization by the stockholders for the Company to issue such shares in connection with such conversion and/or redemption outweighs such concern by virtue of allowing the Company to reduce the financial burden caused by such Reg S Debentures and by allowing the Company to pursue much needed financing from third parties.

Effect of Failure to Approve

     If the Company fails to obtain stockholder approval to this Proposal II at the Annual Meeting the Company may, as authorized by the Board and provided there are sufficient shares authorized, issue shares in excess of the Maximum Conversion Allotment in connection with a conversion or redemption of the Reg S Debentures. Any such issuance, however, without prior stockholder approval, could conflict with Nasdaq Rule 4460(i)(I)(D) and subject the Company to delisting from Nasdaq. Furthermore, under the terms of the Debentures, at the Maturity Date the outstanding principal and interest must be repaid or subject to mandatory conversion. As stated herein, the Company does not have and does not anticipate having sufficient cash reserves to effectuate such repayment at the Maturity Date. Consequently, at such time as the Reg S Debentures become subject to mandatory conversion, the Board of Directors may, irrespective of failure to obtain stockholder approval, authorize the issuance of such number of authorized and available shares to satisfy the mandatory conversion. In the event that the Company has not obtained stockholder approval at such time as the Company issues shares to satisfy the mandatory conversion the Company will most likely be in conflict with Rule 4460(i)(I)(D) and subject to delisting from Nasdaq. Moreover, if the Company does not have sufficient authorized shares to issue in satisfaction of the mandatory conversion, the Company will be subject to a penalty payment calculated based upon the principal amount of those Debentures that remain unconverted. Such penalty payment will continue to accrue until such time as authorization is obtained for a sufficient number of shares to effect the conversion of such unconverted Reg S Debentures.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AUTHORIZATION FOR THE COMPANY TO ISSUE, FROM TIME TO TIME, SHARES OF COMMON STOCK IN EXCESS OF THE MAXIMUM CONVERSION ALLOTMENT IN CONNECTION WITH EITHER:
(I) THE CONVERSION BY HOLDERS OF ALL OR A PORTION OF THE OUTSTANDING PRINCIPAL AND INTEREST ACCRUED AND UNPAID ON THE REG S DEBENTURES, OR (II) REDEMPTION BY THE COMPANY, IN LIEU OF CASH, OF ALL OR A PORTION OF THE OUTSTANDING PRINCIPAL AND ACCRUED AND UNPAID INTEREST ON THE REG S DEBENTURES.

                                  PROPOSAL III


        PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, AT ANY TIME THROUGH
     MARCH 31, 2001, TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 5,000,000 SHARES
      TO AN AMOUNT TO BE DETERMINED BY THE BOARD NOT TO EXCEED A MAXIMUM OF
                               100,000,000 SHARES

     The Board of Directors has adopted a resolution unanimously approving and recommending to the Company's stockholders, for their approval, the authorization for the Board, at anytime through March 31, 2001, to amend the Certificate of Incorporation of the Company to provide for an increase in the authorized number of shares of Common Stock of the Company from 5,000,000 shares to an amount to be determined by the Board not to exceed a maximum of 100,000,000 shares.

     As of the Record Date there were 1,329,492 shares of the Company's Common Stock issued and outstanding and outstanding options, warrants and other convertible securities to acquire approximately 516,811 shares of Common Stock. If the stockholders approve Proposal II above, authorizing the Company to issue, from time to time, such number of shares in connection with (i) the conversion by holders of the outstanding Reg S Debentures or (ii) redemption by the Company, in lieu of cash, of the outstanding principal and accrued but unpaid interest on such Reg S Debentures, the Company may, based upon the Conversion Rate then applicable, issue such number of shares that, when added to the issued and outstanding shares noted above, equal or exceed the number of shares currently authorized for issuance by the Company. In such event, the Company will not have authorized shares available for issuance upon conversion, if any, of the Affiliated Notes, exercise of currently outstanding option and warrants, and for potential future offerings and financings by third parties.

     By way of example only, as of May 16, 2000 the Conversion Rate (calculated under the terms of the Reg S Debentures as 80% of the average closing bid price of the Company's common stock as reported on the Nasdaq SmallCap Market for the five (5) trading days immediately preceding May 16, 2000) is $.5952. Giving effect to the conversion by the holders of the Reg S Debentures or a redemption by the Company, in lieu of cash, of all of the outstanding principal and accrued but unpaid interest thereon, in the aggregate amount of approximately
$2,641,000, the Company would be required to issue 4,437,000 shares to such holders upon such conversion or redemption. Such issuance, giving effect to shares then outstanding, would exceed the 5,000,000 shares currently authorized for issuance under the Company's Certificate of Incorporation and could subject the Company to certain penalty payments under the Reg S Debentures for failure to have sufficient authorized shares available for issuance. Moreover, if the closing bid price of the Company's common stock as reported on the Nasdaq SmallCap Market were to fall immediately prior to a conversion or redemption of the Reg S Debentures, the number of shares to be issued upon such conversion and/or redemption would increase substantially thereby increasing a potential penalty payment under the Reg S Debentures as a result of even fewer authorized shares available for issuance in response to such conversion.

     On an immediate basis, the Company must consider the shares which may be issued pursuant to the conversion and/or redemption of the Reg S Debentures as well as the shares which may be issued in connection with the possible conversion of the Affiliated Notes by the holders thereof, which option to convert triggers at such time as the Company issues shares in excess of the Maximum Conversion Allotment. At May 16, 2000 the aggregate amount of outstanding principal and interest on the Affiliated Notes was approximately $5,520,000. Since these notes convert at substantially the same rate as the Reg S Debentures, giving effect to a Conversion Rate of $.5952, the Company would be required to issue approximately 9,275,000 shares of common stock upon conversion in full of such notes. Additionally, the Company is currently negotiating a strategic investment by a third party in the Company. As consideration for such investment the Company may issue shares of common stock to such third party representing up to an approximate 66% equity interest in the Company on a fully diluted basis. If the shares issuable pursuant to the conversion and/or redemption of the Reg S Debentures and pursuant to the conversion of the Affiliated Notes have been issued in the amounts noted above, the Company (assuming it agreed to the 66% equity interest) would be required to issue approximately 30,000,000 shares to such strategic investor in connection such financing. In all, the Company would have approximately 45,000,000 shares outstanding upon completion of the foregoing issuances. If the Company's share price, as reported on the Nasdaq SmallCap Market were to fall, the amount of shares issuable in connection with such conversions/redemption and financing would increase substantially. The Company believes that the authorization of the Board to increase the authorized shares should provide the

Company with a sufficient number of shares available for issuance upon such conversion and/or redemption of the Reg S Debentures, conversion of the Affiliated Notes and for other corporate and related matters.

     While the Company did not envision its current position at the time it issued the Affiliated Notes or sold the Reg S Debentures, it has set the maximum amount for the increase of authorized shares at 100,000,000 in order to avoid having to repeatedly seek stockholder approval for authorized share increases in the event that the foregoing transactions take place at a time when the Company's share price is further depressed. The approval sought by this Proposal III is for authority to be vested in the Board to increase the authorized shares in an amount up to the 100,000,000 maximum. Depending on the then existing business conditions the Board may, in its discretion, determine that it is in the best interest of the Company to increase the authorized shares by a lesser amount or not to increase the authorized shares at all.

     The Company's Board of Directors has determined that it is in the best interest of the Company to authorize the Board to increase the number of shares of Common Stock that are authorized for issuance by the Company in an amount to be determined by the Board not to exceed a maximum of 100,000,000 shares. Delaware, the state in which the Company is incorporated, assesses franchise taxes on the basis of the number of authorized shares. Consequently, an increase in the Company's authorized shares would cause the Company to incur additional annual franchise taxes payable to the State of Delaware. Such franchise tax obligation, however, may be reduced by the shares issued by the Company. Any increase in the number of authorized shares by the Board will be in response to pending conversion and/or redemption of the Reg S Debentures, conversion of the Affiliated Notes or third party financings based upon the then current market conditions. As a result, a substantial number of increased authorized shares would be issued to meet the Company's obligations under such transactions. The increased franchise tax obligation resulting form the increase in authorized shares would most likely be reduced by the issuance of shares by the Company in connection with such conversion, redemption or other corporate related matter. Moreover, the Company, would have sufficient authorized shares available to meet the Company's needs, including for potential issuance in connection with any possible future sales of Common Stock or Common Stock equivalents or issuances of Common Stock or Common Stock equivalents in any acquisition transaction which may arise in the future, as well as for the issuance of Common Stock pursuant to the exercise of outstanding stock options, warrants and other convertible securities as well as options that may be granted in the future under the 1992 Plan or the 1998 Plan.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for the approval of an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company.

Recommendation

     THE BOARD BELIEVES THAT THE PROPOSAL TO AUTHORIZE THE BOARD, AT ANY TIME THROUGH MARCH 31, 2001, TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 5,000,000 SHARES TO AN AMOUNT TO BE DETERMINED BY THE BOARD NOT TO EXCEED A MAXIMUM OF 100,000,000 SHARES IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Arthur Andersen, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 1999 and the Board of Directors currently anticipates that it will select Arthur Andersen, LLP to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2000. A representative of Arthur Andersen, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.


                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING
                    FOR FISCAL YEAR ENDING DECEMBER 31, 2000

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders with respect to the Company's annual meeting to be held in the year 2001 must submit the proposal in proper form and in satisfaction of all conditions established by the Securities and Exchange Commission to the Company at its address set forth on the first page of this Proxy Statement not later than February 26, 2001 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the February 26, 2001 deadline, a stockholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than May 11, 2001. If timely submitted, the stockholder may present the proposal at the next Annual Meeting but the Company is not obligated to present the matter in its proxy statement.


                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JULY 23, 2000. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED TO EACH SUCH STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO:


                       U.S. AUTOMOTIVE MANUFACTURING, INC.
                            ROUTE 627, AIRPORT DRIVE
                             TAPPAHANNOCK, VA 22560

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.


                                            By order of the Board of Directors,


                                            /s/
                                            --------------------------
                                            John W. Kohut
                                            Chairman of the Board


June 26, 2000

                       U.S. AUTOMOTIVE MANUFACTURING, INC.
                            Route 627, Airport Drive
                             Tappahannock, VA 22560

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD AUGUST 18, 2000 THIS PROXY IS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints JOHN KOHUT and MARTIN CHEVALIER, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of U.S. Automotive Manufacturing, Inc. on Wednesday, August 18, 2000, at 711 Fifth Avenue, 11th Floor, New York, New York 10022, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:


1.   ELECTION OF DIRECTORS:


          [_]  FOR all  nominees  listed  below
          (except  as marked  to the  contrary below).

          [_]  WITHHOLD AUTHORITY
               to vote for all nominees listed below.

                    Martin Chevalier, John W. Kohut, Jerry W. Perry and Mandel Sherman


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


2. To authorize the Company to issue shares of Common Stock in excess of the "Maximum Conversion Allotment" as set forth in the Company's Reg S Debentures pursuant to either (I) conversion by holders of outstanding Reg S Debentures of the outstanding principal and accrued but unpaid interest thereon into share of common stock, or (ii) redemption by the Company, in lieu of cash, of the principal amount of the outstanding Reg S Debentures together with accrued but unpaid interest thereon.

         [_]   For     [_]   Against     [_]   Abstain

3. To authorize the Board of Directors of the Company, at any time through March 31, 2001, to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 5,000,000 shares to an amount to be determined by the Board not to exceed a maximum of 100,000,000.


         [_]   For     [_]   Against     [_]   Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    (continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 2000

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                                     ---------------------------
                                                     (Signature)
                                                     Name:



                                                     ---------------------------
                                                     (Signature if held jointly)
                                                     Name:


     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.